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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               September 22, 1999
                               __________________
                       (Date of earliest event reported)



                         Commission file number 1-873-2


                                   Armco Inc.
                       _________________________________
             (Exact name of registrant as specified in its charter)


           Ohio                                      31-0200500
-------------------------------                   ---------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

One Oxford Centre, 301 Grant Street,
Pittsburgh, Pennsylvania                          15219-1415
-----------------------------------               ----------------------
(Address of principal executive offices)          (Zip Code)


                                 (412) 255-9800
                         _____________________________
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

     Section 2.1(c) of the merger agreement dated as of May 20, 1999, by and among Armco Inc. ("Armco), AK Steel Holding Corporation ("AK Holding") and AK Steel Corporation ("AK Corp.") provides that, if the average closing price of AK Holding common stock during the ten consecutive trading days ending on the sixth trading day prior to the date of the Armco stockholders' meeting is less than $22.00, Armco has the right to terminate the merger agreement. However, the merger agreement also provides that an election by Armco to terminate the merger agreement under those circumstances is ineffective if, no later than 5:00 p.m. on the third business day prior to the date of the Armco stockholders' meeting, AK Holding elects to increase the exchange ratio so that the product of the exchange ratio, as so increased, and the average closing price of AK Holding's common stock during that ten trading-day period will equal $7.50. The sixth trading day prior to the date of the Armco stockholders' meeting was September 21, 1999. The average closing price of AK Holding common stock for the ten trading days ending on September 21, 1999 was $19.59.

     On September 22, 1999, Armco notified AK Holding that it was exercising its right to terminate the merger agreement, subject to AK Holding's right to increase the exchange ratio, so that, when multiplied by AK Holding's average closing price of $19.59 during the same ten trading-day period, the fraction of a share of AK Holding common stock to be received by holders of Armco common stock would have a market value of $7.50.

     On September 22, 1999, following receipt of Armco's notice of termination, AK Holding notified Armco that it would increase the exchange ratio to .3829, so that holders of Armco common stock would receive a fraction of a share of AK Holding common stock representing $7.50 per share of Armco common stock, based on AK Holding's average closing price of $19.59 during the ten trading-day period that ended on September 21, 1999. As a result of that increase, Armco's notice of termination is ineffective and the exchange ratio is fixed at .3829 regardless of any changes in the market price of AK Holding common stock after September 21, 1999. The closing price of AK Holding common stock on September 21, 1999 was $18 3/8.



Item 7.  Information And Exhibits

None.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ARMCO INC.

Date:  September 22, 1999
                              By:    /s/  Gary R. Hildreth
                                  ----------------------------------------------
                                  Name:  Gary R. Hildreth
                                  Title: Vice President

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